Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE

CONTACTS:

Media Relations:	Wendell Potter	Investor Relations:	Ted Detrick
	215.761.1414		215.761.4450
	wendell.potter@cigna.com
	or
	Joseph Mondy
	860.226.5499
	joseph.mondy@cigna.com

CIGNA to Acquire Great-West Healthcare
-----------------------------
Will expand Health Care Coverage and Offerings in Key Regions and Employer Segments, including Small Businesses

Philadelphia, November 26, 2007 – CIGNA (NYSE: CI) announced today that it has signed a definitive agreement to acquire Great-West Healthcare, the Healthcare Division of Great-West Life & Annuity, Inc.  Under the terms of the agreement, CIGNA will pay approximately $1.5 billion in cash to Great-West Life & Annuity and to fund approximately $400 million of additional capital to support the acquired business.  The transaction, subject to required regulatory approvals and customary closing conditions, is expected to close during the first half of 2008.

Headquartered in metro Denver, Colorado, Great-West Healthcare has 3,750 employees and currently serves 2.2 million covered lives, including approximately 1.5 million medical members in its employer segments.  Great-West’s national health care network consists of some 4,275 hospitals and more than 575,000 physicians and ancillary providers.

“Great-West Healthcare will be a significant addition to CIGNA.  Great-West Healthcare’s talented team of employees has built the company’s reputation for strong service and innovation, and we look forward to welcoming them to CIGNA,” said H. Edward Hanway, CIGNA chairman and chief executive officer. “Great-West Healthcare’s capabilities clearly complement our own.  This transaction will broaden our distribution reach and provider network in key geographic areas of the country, particularly the Western regions of the United States, and expand the range of health benefits and products we offer employers and their employees.”

Mr. Hanway noted that Great-West Healthcare’s competitively differentiated offerings appeal to employer groups of all sizes, and have been particularly well received by small to mid-sized businesses seeking the financial flexibility afforded by a variety of funding options. “This acquisition aligns very well with our strategy by enhancing our competitiveness in the middle market segment and expanding our participation and offerings in the small business segment.”

The acquisition is inclusive of Great-West Healthcare’s full portfolio of health and group insurance offerings and the supporting information technology infrastructure.  Great-West Healthcare’s products include traditional managed care PPO, POS, HMO and Open Access plans, as well as consumer-driven health care products such as HRAs and HSAs, and are offered in association with a range of flexible funding options.  Great-West Healthcare’s offerings will be added to the CIGNA portfolio to complement its current range of health benefits and related specialty products and services, expanding the choices it offers, particularly to small to mid-sized employers.

“CIGNA's acquisition of Great-West Healthcare combines complementary strengths in products and expertise, and will build on the strong provider relationships that are important to both organizations,” said Rick Rivers, executive vice president Great-West Healthcare. “Our customers and members will gain access to additional CIGNA resources and value-added services and programs.  CIGNA intends to build on Great-West Healthcare’s competitively differentiated offerings to expand its operations and create near-term and long-term growth opportunities.”

CIGNA anticipates the acquisition to be accretive to its full year 2008 earnings per share outlook of $4.00 to $4.20 per share.  The transaction is expected to be accretive to earnings in 2009 and beyond by achieving synergies related to managing medical costs, capturing operating expense synergies and growing membership over time.

Management will hold a conference call for analysts and investors to discuss this acquisition and provide additional details regarding financial expectations on Tuesday, November 27, 2007 beginning at 8:30 a.m. ET.  The call - in numbers for the conference call are as follows:
                                          Live Call
                                          (888) 599-4858 (Domestic)
                                          (913) 312-0945 (International)
                                          Replay
                                          (888) 203-1112 (Domestic replay)
                                          (719) 457-0820 (International replay)
                                          Passcode: 6674830

A replay of the call will be available from 11:30 a.m. ET on Tuesday, November 27 until 11:59 p.m. ET on Tuesday, December 11. Additionally, the conference call can be accessed on a live internet web cast by clicking https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrznwdwzvmddcr.

Banc of America Securities LLC is acting as exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to CIGNA in the transaction.
* * *
About CIGNA
CIGNA Corporation and its subsidiaries constitute one of the largest investor owned health and related benefits organizations in the United States. CIGNA (NYSE: CI) provides employers with benefits, expertise and services that improve the health, well-being and productivity of their employees. With approximately 47 million covered lives in the United States and around the world, CIGNA's operating subsidiaries offer a full portfolio of medical, dental, behavioral health, pharmacy and vision care benefits and group life, accident and disability insurance.  Web site: http://www.cigna.com/.

About Great-West Healthcare
Great-West Healthcare, is the healthcare division of Great-West Life & Annuity Inc., a Denver, Colorado-based, indirect, wholly owned subsidiary of Great-West Lifeco Inc. and a member of the Power Financial Corporation group of companies.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in CIGNA’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends, and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, CIGNA's productivity initiatives, litigation and other legal matters, operational improvement in the health care operations, and the outlook for CIGNA's full year 2007 and 2008 results.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” or similar expressions.

You should not place undue reliance on these forward-looking statements.  CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in CIGNA’s health care operations, including increased use and costs of medical services;

2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on CIGNA’s employee benefits businesses;

3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the health care operations, including those related to: (i) offering products that meet emerging market needs, (ii) strengthening underwriting and pricing effectiveness, (iii) strengthening medical cost and medical membership results, (iv) delivering quality member and provider service using effective technology solutions, and  (v) lowering administrative costs;

4.
risks associated with pending and potential state and federal class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging CIGNA’s businesses and the outcome of pending government proceedings and federal tax audits;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA’s businesses, primarily the health care business;

6.	significant changes in interest rates;

7.	downgrades in the financial strength ratings of CIGNA’s insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business;

8.
limitations on the ability of CIGNA's insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

9.
inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

10.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating CIGNA's liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

11.
adjustments to the assumptions (including annuity election rates and reinsurance recoverables) used in estimating CIGNA’s assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;

12.
significant stock market declines, which could, among other things, result in increased pension expenses of CIGNA’s pension plans in future periods and the recognition of additional pension obligations;

13.
unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

14.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA’s operations and investments;

15.
changes in public policy and in the political environment, which could affect state and federal law, including legislative and regulatory proposals related to health care issues, which could increase cost and affect the market for CIGNA's health care products and services; and amendments to income tax laws, which could affect the taxation of employer provided benefits, and pension legislation, which could increase pension cost;

16.
potential public health epidemics and bio-terrorist activity, which could, among other things, cause CIGNA’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

17.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;

18.
challenges and risks associated with the successful management of CIGNA’s outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services;

19.	the ability of CIGNA and Great-West to satisfy conditions to the closing of the transaction described in this release, including obtaining required regulatory approvals;

20.
the ability to successfully integrate and operate the businesses being acquired from Great-West by, among other things, renewing insurance and administrative services contracts on competitive terms, retaining and growing membership, realizing revenue, expense and other synergies, successfully leveraging the information technology platform of the acquired businesses, and retaining key personnel;

21.
the ability of CIGNA to execute its growth plans by successfully leveraging its capabilities and those of the business being acquired from Great-West to further enhance the combined organization’s network access position, underwriting effectiveness, delivery of quality member and provider service and increased penetration of its membership base with differentiated product offerings; and

22.	any adverse effect to CIGNA's business or the business being acquired from Great-West due to uncertainty relating to the transaction described in this release.

This list of important factors is not intended to be exhaustive.  Other sections of our most recent Annual Report on Form 10-K, including the “Risk Factors” section, the Cautionary Statement in Management’s Discussion and Analysis of Financial Condition and Results of Operations, our Forms 10-Q for the quarters ended March 31, 2007,  June 30, 2007, and September 30, 2007, and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude CIGNA from realizing the forward-looking statements.  CIGNA does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.